UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 7, 2017

Universal Biosensors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52607	98-0424072
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue Rowville, 3178, Victoria Australia		Not Applicable
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +61 3 9213 9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer

On August 7, 2017, the Board appointed Mr. Rick Legleiter as full-time Chief Executive Officer commencing on October 1, 2017 in Melbourne, Australia. Mr. Legleiter, age 58, has 16 years of international healthcare and medical technology experience spanning Europe, Australia, Asia including China, and the U.S.A. Mr. Legleiter’s career has comprised extensive global management, strategy, business development and customer service responsibilities, including within the Company’s market segment. Mr. Legleiter has held senior roles at Siemens Healthcare in America and Germany for 14 years, over the period 2003 to 2016. Mr. Legleiter was most recently Senior Vice President, Healthcare Account Management, where he established and led the key account management sales function for the full laboratory and point-of-care diagnostics and imaging product portfolio. Mr. Legleiter holds a Master of Business Administration (Harvard Business School), Bachelor of Nuclear Engineering (Kansas State University) and Bachelor of Applied Mathematics (Kansas State University).

In connection with Mr. Rick Legleiter’s appointment as Chief Executive Officer, Universal Biosensors, Inc.’s (“the Company”) wholly owned subsidiary Universal Biosensors Pty Ltd (“UBS”) entered into an executive services agreement with Mr. Rick Legleiter on August 7, 2017 with the commencement of his employment effective as of October 1, 2017 (the “Legleiter Employment Agreement”). The following description of the Legleiter Employment Agreement is qualified in its entirety by reference to the Legleiter Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Legleiter Employment Agreement, Mr. Legleiter will earn a salary of A$450,000 per year inclusive of superannuation, subject to increases at the discretion of the Company. The superannuation entitlements will be in accordance with applicable Australian legislation and Company policies.

The Company proposes to develop and implement a short term incentive plan by December 31, 2017 in which Mr. Legleiter may be eligible to receive benefits equal to the amount, of up to 50% of his remuneration (excluding superannuation). Mr. Legleiter will also be granted up to 7,600,000 options to subscribe for ordinary shares in the Company in three tranches with exercise prices ranging from A$0.50 to A$0.80. The options are subject to a 3-year vesting condition that requires Mr. Legleiter to remain employed by the Company during that period. If the Company terminates Mr. Legleiter’s employment without cause during the vesting period, a proportion of the options commensurate with the period of the vesting period served will vest. A 12 month restraint provision applies.

The Company or the CEO may terminate by providing the other party with 6 months’ notice (or payment in lieu), except that the Company may summarily terminate the CEO’s employment without notice in certain circumstances.

2.

Resignation of Directors

On August 7, 2017, Mr. Andrew Denver resigned from the Board of Directors (“Board”) and his role as Chairman of the Company. Mr. Denver’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Denver for his service and commitment during his tenure as a director of the Company.

In connection with Mr. Denver’s resignation, Mr. Denver will remain as interim Chief Executive Officer until Mr. Legleiter’s employment commences on October 1, 2017. Mr. Denver and UBS have entered into a consultancy agreement with Mr. Denver on August 7, 2017 (the “Denver Consultancy Agreement”) pursuant to which Mr. Denver will provide advisory services for up to 12 months. The following description of the Denver Consultancy Agreement is qualified in its entirety by reference to the Denver Consultancy Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Pursuant to the Denver Consultancy Agreement, Mr. Denver will earn a fixed fee of A$25,000 per month (exclusive of GST) for a minimum 12 month term commencing on October 1, 2017 and either party may terminate the engagement by providing six (6) months prior written notice of termination to the other party.

On August 7, 2017, Mr. Denis Hanley resigned as a director of the Company. Mr. Hanley informed the Company of his resignation from the Board, including his role as Chairman of the Audit and Compliance Committee. Mr. Hanley’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Hanley for his service and commitment during his tenure as a director of the Company.

Mr. Craig Coleman has been appointed as Chairman of the Company. Ms. Judith Smith has been appointed as Chairman of the Audit and Compliance Committee.

ASX Release

On August 7, 2017, the Company filed a release with the Australian Securities Exchange (“ASX”) announcing these management changes. A copy of the ASX release is attached as Exhibit 99.1 to this current report on Form 8-K. The information in the ASX release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

3.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

Exhibit	Description

10.1	Executive Service Agreement between UBS and Mr. Rick Legleiter, dated August 7, 2017

10.2	Consultancy Agreement between UBS and Mr. Andrew Denver, dated August 7, 2017

99.1	ASX Release of Universal Biosensors, Inc. dated August 7, 2017

4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: August 7, 2017	By:	/s/ Salesh Balak
Salesh Balak
Principal Financial Officer

5.

Exhibit Index

Exhibit	Description

10.1	Executive Service Agreement between UBS and Mr. Rick Legleiter, dated August 7, 2017

10.2	Consultancy Agreement between UBS and Mr. Andrew Denver, dated August 7, 2017

99.1	ASX Release of Universal Biosensors, Inc. dated August 7, 2017

6.